                                    EXHIBIT 1

                               DISTRIBUTION REPORT
                                       FOR
                    PPLUS TRUST (R) SERIES VAL-1 CERTIFICATES

                                DISTRIBUTION DATE
                                OCTOBER 15, 2003

                         CLASS A CUSIP NUMBER 73941X403
                         CLASS B CUSIP NUMBER 73941X502


      (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Valero Energy Corp 7.50% due 2032 (the "Underlying Securities"):

                    Interest:                        $937,500.00
                    Principal:                              0.00
                    Premium:                                0.00

      (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                    Paid by the Trust:                     $0.00
                    Paid by the Depositor:             $1,000.00

      (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                 Class A:
                    Interest:                        $906,250.00
                    Principal:                             $0.00

                 Class B:
                    Interest:                         $31,250.00
                    Principal:                              0.00

                 Unpaid Interest Accrued:                   0.00

      (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.
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
                    Principal Amount:             $25,000,000.00
                    Interest Rate:                          7.5%

                    Rating:
                         Moody's Investor Service              BAA3
                         Standard & Poor's Rating Service      BBB

      (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                    Class A:
                    Principal Balance:            $25,000,000.00

                    Class B:
                    Principal Balance             $25,000,000.00

            Reduction due to any Realized Losses: N/A